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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                       October 25, 1999 (October 21, 1999)



                                   CNET, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              Delaware                             0-20939                            13-3696170
              --------                             -------                            ----------
  (STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
           INCORPORATION)


                               150 Chestnut Street
                         San Francisco, California 94111
                         -------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (415) 395-7800




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ITEM 5.  OTHER EVENTS.

         On October 21, 1999, CNET, Inc. announced its operating results for the third quarter and for the nine months ended September 30, 1999. The operating results are as follows:

CNET reported net revenues of $28.4 million for the third quarter ended September 30, 1999, a 93 percent increase over revenues of $14.7 million for the third quarter ended September 30, 1998. Pro forma net loss for the third quarter was $23.1 million or $0.32 per share, excluding goodwill amortization, equity losses, gain on investment sales and related taxes. For the comparable period in 1998, CNET reported pro forma net income of $1.7 million or $0.02 per diluted share. As expected, the decline in operating profit compared to previous quarters is due to a $25 million increase in marketing expenses related to CNET's brand advertising campaign announced July 1, 1999. Including goodwill amortization, equity losses, gain on investment sales and related taxes, net income for the third quarter ended September 30, 1999 was $29.3 million, or $0.35 per diluted share. In the quarter, CNET realized a gain of $98 million from the sale of certain equity investments. CNET has cash and investments that are currently valued at over $700 million, including CNET's interest in Snap.com which will be converted into a 13 percent stake in NBC Interactive. CNET intends to monetize these securities over time to create value for shareholders and to fund CNET growth.

For the nine months ended September 30, 1999, revenues were $74.0 million, a 96 percent increase over revenues of $37.9 million for the comparable period in 1998. Proforma net loss for the nine-month period ended September 30, 1999 was $15.4 million, or $0.22 per share. Including goodwill amortization, equity losses, gain on investment sales and related taxes, net income for the nine month period was $60.3 million or $0.76 per diluted share.

CNET also reported that previously capitalized merger-related charges of $1.2 million, incurred for acquisitions completed in the first quarter of 1999, should have been accounted for as expenses during that period. As a result, including these merger-related charges, CNET's first quarter net income was $0.29 per diluted share compared to the previously reported $0.30 per diluted share.

CNET Online

Revenues for CNET Online were $26.8 million for the quarter, a 108 percent increase over revenues of $12.9 million in the third quarter of 1998. In the quarter, CNET launched of a $100 million marketing campaign designed to significantly increase awareness of CNET and grow its user base. The campaign, which launched on July 1, includes online advertising, national and spot television, radio, print and outdoor, as well as events and promotions. The first phase of the campaign focused on building brand awareness. In the fourth quarter, the advertising campaign will focus on explaining CNET benefits to users. In August, CNET launched its Business Computing Channel, offering a complete resource for enterprise computer buyers and sellers.

This Current Report on Form 8-K contains forward-looking statements that are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations


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or any of its forward-looking statements will prove to be correct. Important cautionary statements and risk factors that could cause actual results to differ materially from those reflected in the Company's forward looking statements are disclosed in "Management's Discussion and Analysis" and in the Company's latest quarterly report on Form 10-Q and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations-Cautionary Statement Regarding Factors that May Affect our Business" in the Company's latest annual report on Form 10-K, copies of which may be obtained from the Company.




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                                   CNET, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (000's Omitted)

                                                  September 30,     December 31,
                                                      1999             1998
    ASSETS
Current assets:
  Cash and cash equivalents                       $    118,021     $     52,483
  Marketable securities                                240,859               --
  Accounts receivable, net                              22,772           16,785
  Other current assets                                  12,058            1,705
   Total current assets                                393,710           70,973

Property and equipment, net                             23,692           15,326
Other assets                                           102,626            2,060
                                                       520,028           88,359

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      16,639            3,477
  Accrued liabilities                                   13,241            6,727
  Current portion of long-term debt                      5,750            1,113
  Income taxes payable                                  36,349               --
  Deferred tax liability                                36,780               --
   Total current liabilities                           108,759           11,317
Long-term debt                                         179,086              569
  Total liabilities                                    287,845           11,886
Stockholders' equity:
  Common stock                                               7                7
  Additional paid in capital                           167,831          127,357
  Other comprehensive income                            55,161               --
  Retained earnings                                      9,184          (50,891)
   Total stockholders' equity                          232,183           76,473
                                                  $    520,028     $     88,359


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                                   CNET, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   UNAUDITED
                                (000's Omitted)

                                                 Three Months Ended              Nine Months Ended
                                                    September  30,                  September 30,
                                                1999            1998            1999            1998
Revenues:
  CNET Online                                $   26,838      $   12,930      $   69,041      $   32,442
  Television                                      1,571           1,771           4,995           5,421
   Total revenues                                28,409          14,701          74,036          37,863
Cost of revenues:
  CNET Online                                     9,155           5,484          23,611          16,677
  Television                                      2,324           1,668           5,699           5,205
   Total cost of revenues                        11,479           7,152          29,310          21,882
Gross profit                                     16,930           7,549          44,726          15,981

Operating expenses:
  Sales & marketing                              32,998           3,971          45,117           9,712
  Development                                     1,904             688           5,069           2,105
  Corporate                                       4,807           1,719          10,002           4,849
   Total operating expenses
    before goodwill                              39,709           6,378          60,188          16,666
   Total operating profit
    (loss) before goodwill                      (22,779)          1,171         (15,462)           (684)
Goodwill amortization                             5,224              --           6,461              --
  Total operating profit
   (loss)                                       (28,003)          1,171         (21,923)           (684)
Other income (expense)
  Equity losses                                      --          (3,126)             --         (11,773)
  Gain on investment sales                       97,791           5,327         122,365          10,450
  Interest income(expense), net                    (312)            495             112             647
   Total other income
    (expense)                                    97,479           2,696         122,477            (676)
   Net income (loss) before
    income taxes                                 69,476           3,867         100,554          (1,360)
  Income taxes                                   40,222              --          40,222              --
  Net income (loss)                          $   29,254      $    3,867      $   60,332      $   (1,360)
Proforma diluted net income
 (loss) per share before
 goodwill, gain on investment
 sales, and income taxes
 related to equity gain                      $    (0.32)     $     0.02      $    (0.22)     $    (0.00)
Basic net income (loss) per
 share                                       $     0.40      $     0.06      $     0.85      $    (0.02)
Diluted net income (loss)
 per share                                   $     0.35      $     0.05      $     0.76      $    (0.02)
Shares used in calculating
 basic per share data                            72,536          67,255          70,790          62,944
Shares used in calculating
 diluted per share data                          86,105          72,634          79,096          62,944




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  October 25, 1999                     CNET, INC.


                                          By:      /s/ Douglas J. Woodrum
                                          Name:    Douglas J. Woodrum
                                          Title:   Chief Financial Officer